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Exhibit 23.2

CONSENT OF KENNAN E. KAEDER

        I consent to the filing of my opinion dated March 4, 2002 on Form S-8 of the registration statement of ABCI Holdings, Inc.

Dated: March 4, 2002

/s/ KENNAN E. KAEDER
Kennan E. Kaeder

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  Exhibit 23.2
CONSENT OF KENNAN E. KAEDER